EXHIBIT 10.1

SIXTH AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

This SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Sixth Amendment”) is entered into as of March 9, 2016 and made by and among HARVARD BIOSCIENCE, INC. (the “Borrower”), BANK OF AMERICA N.A., as Administrative Agent (“Agent”) L/C Issuer and Lender, and BROWN BROTHERS HARRIMAN & CO. (“BBH”).

Background

The Borrower, the Agent and BBH entered into a Second Amended and Restated Credit Agreement dated as of March 29, 2013, as amended by First Amendment to Second Amended and Restated Credit Agreement dated May 30, 2013 with an effective date as of April 30, 2013, as amended by Second Amendment to Second Amended and Restated Credit Agreement and Waiver dated October 31, 2013, as amended by Third Amendment to Second Amended and Restated Credit Agreement dated April 24, 2015, as amended by Fourth Amendment to Second Amended and Restated Credit Agreement dated June 30, 2015, as amended by Fifth Amendment to Amended and Restated Credit Agreement dated as of November 5, 2015 (collectively, the “Original Credit Agreement”). Capitalized terms used herein but not defined herein will have the meaning given such term in the Original Credit Agreement. The Borrower has requested that the Agent and the Lenders (i) amend the amortization of the Term Loan and the Amortizing Revolver Borrowings and (ii) amend the Minimum Fixed Charge Coverage Ratio. The Original Credit Agreement, as amended by this Sixth Amendment, as further amended, modified or supplemented from time to time, is referred to herein as the “Credit Agreement”.

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Agent and the Lenders hereby agree as follows:

1.                  Amendment. Subject to the terms and conditions herein contained and in reliance on the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent contained in section 2 below, the following amendments shall be incorporated into the Original Credit Agreement:

(A) Section 2.07, “Repayment of Loans” of the Original Loan Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

“2.07 Repayment of Loans.

(a) Term Loans. The Borrower shall repay to the Term Lenders, Three Hundred Thirty Seven Thousand Five Hundred Dollars ($337,500) on the last Business Day of each calendar quarter commencing with a payment on March 30, 2016 and on the last Business Day of each calendar quarter thereafter (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.05 (b) (v)); provided, however, that the final principal payment of the Term Loans shall be made on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date. No Term Loans may be reborrowed.

(b) Amortizing Revolver Borrowings. No Additional HART Revolver Borrowings will be made. The Borrower shall repay to the Revolving Credit Lenders, Two Hundred Seventy Five Thousand Dollars ($275,000) on the last Business Day of each calendar quarter commencing on March 30, 2016 and on the last Business Day of each calendar quarter thereafter(which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.05 (b) (v)); provided, however, that the final principal payment of the Amortizing Revolver Borrowings shall be made on the Maturity Date for the Amortizing Revolver Borrowings and in any event shall be in an amount equal to the aggregate principal amount of all Amortizing Revolver Borrowings outstanding on such date. No Amortizing Revolver Borrowings may be reborrowed.

(c) Revolving Credit Loans. The Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

“(B) Section 7.11(b), “Financial Covenants; Minimum Fixed Charge Coverage Ratio” of the Original Credit Agreement is hereby amended by deleting the text therein contained in its entirety and replacing it with the following in lieu thereof:

“Minimum Fixed Charge Coverage Ratio. As of the last day of any fiscal quarter, commencing with the fiscal quarter ending on March 30, 2016, and the last day of each fiscal quarter thereafter, the ratio of (i) consolidated Adjusted EBITDA of the Borrower and its Subsidiaries (for the avoidance of doubt, excluding HART) for the four-quarter period ending on the last day of such fiscal quarter, minus, (x) aggregate cash capital expenditures, minus (y) cash taxes paid, each of (x) and (y) for the four-quarter period ending on the last day such fiscal quarter, to (ii) the current portion of Funded Debt other than the Total Revolving Credit Outstandings, as of the last day of such fiscal quarter, plus (without duplication) Interest Expense during such trailing four (4) fiscal quarters, to be less than 1.25:1.00.”

2.                  Conditions Precedent. The provisions of this Sixth Amendment shall be effective as of the date on which all of the following conditions shall be satisfied:

(a)                the Borrower shall have delivered to the Agent a fully executed counterpart of this Sixth Amendment;

(b)               the Borrower shall have paid all fees, costs and expenses owing to the Agent and its counsel on or before the date hereof; and

(c)                the Lenders shall have indicated their consent and agreement by executing this Sixth Amendment.

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3.                  Miscellaneous.

(a)                Ratification. The terms and provisions set forth in this Sixth Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this Sixth Amendment, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Agent agree that the Original Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this Sixth Amendment, the Original Credit Agreement (as unmodified by this Amendment) shall control. The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lender under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b)               Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that the representations and warranties set forth in the Loan Documents, after giving effect to this Sixth Amendment, are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date. The Borrower further represents and warrants to the Agent and the Lenders that the execution, delivery and performance by the Borrower of this consent letter (i) are within the Borrower’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Borrower’s certificate or articles of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower other than in favor of Agent; (vii) do not require the consent or approval of any Governmental Authority. All representations and warranties made in this Sixth Amendment shall survive the execution and delivery of this Sixth Amendment, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent to rely upon them.

(c)                Reference to Agreement. Each of the Loan Documents, including the Original Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Original Credit Agreement shall mean a reference to the Original Credit Agreement as amended hereby.

(d)               Expenses of the Agent. As provided in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Sixth Amendment, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

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(e)                Severability. Any provision of this Sixth Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Sixth Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f)                Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and the applicable laws of the United States of America.

(g)               Successors and Assigns. This Sixth Amendment is binding upon and shall inure to the benefit of the Agent, the Lender and the Borrower, and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

(h)               Counterparts. This Sixth Amendment may be executed in one or more counterparts and on facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(i)                 Effect of Waiver. No consent or waiver, express or implied, by the Agent to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

(j)                 Headings. The headings, captions, and arrangements used in this Sixth Amendment are for convenience only and shall not affect the interpretation of this Sixth Amendment.

(k)               ENTIRE AGREEMENT. THIS SIXTH AMENDMENT EMBODIES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND SUPERSEDES ANY AND ALL PRIOR REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the date first above written.

BORROWER

HARVARD BIOSCIENCE, INC.

By:/s/ Robert E. Gagnon
Name: Robert E. Gagnon
Title: CFO

AGENT

BANK OF AMERICA, N.A., as Agent

By: /s/ Renee Marion

Name: Renee Marion
Title: Assistant Vice President

LENDERS

BANK OF AMERICA, N.A., as a Lender

By: /s/ Peter McCarthy
Name: Peter McCarthy
Title: SVP

BROWN BROTHERS HARRIMAN & CO., as a Lender

By: /s/ Daniel G. Head
Name: Daniel G. Head
Title: Senior Vice President